Exhibit 23.1

KPMG LLP Suite 1400 2323 Ross Avenue Dallas, TX 75201-2721

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 29, 2024, with respect to the consolidated financial statements of Spectral AI, Inc., incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

Dallas, Texas

November 20, 2024